                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                -------------


                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  April 22, 1997


                       Catalina Marketing Corporation
           (Exact name of registrant as specified in its charter)


                                  Delaware
               (State or other jurisdiction of incorporation)


           1-11008                                     33-0499007
   Commission File Number                            (IRS Employer
                                                   Identification No.)


11300 9th Street North
St. Petersburg, Florida                                    33716
(Address of principal executive offices)                (Zip Code)


                               (813) 579-5000
                        Registrant's Telephone Number

Item 5.          Other Events.

                 On April 22, 1997, the Board of Directors of Catalina Marketing Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable immediately following the approval of the Rights for listing on the New York Stock Exchange to the stockholders of record on May 12, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company units, each unit being one one-hundredth of a share, of Series X Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $120 per Right (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Stockholder Protection Agreement (the "Rights Agreement"), dated as of May 8, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                 Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (any such person or group an "Acquiring Person") or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in such person or group becoming an Acquiring Person (the earlier of such dates being the "Separation Time"), the Rights will be evidenced, with respect to Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the summary of Rights attached thereto. Notwithstanding the above, certain persons acquiring more than 15% but not more than 24% of the Company's common stock with the express written approval of the Company's Board of Directors shall not be deemed Acquiring Persons.

                 The Rights Agreement provides that, until the Separation Time (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or a new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares and such separate Right Certificates alone will evidence the Rights.

                 The Rights are not exercisable until the Separation Time. The Rights will expire as of the close of business April 22, 2007 (the "Expiration Time"), unless the Expiration Time is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                 Following the Separation Time, holders of Rights (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will be entitled to receive upon exercise and payment of the Exercise Price that number of units (each unit being one one-hundredth of a share) of Preferred Shares which equals the result obtained by dividing the Exercise Price by 50% of the average market price per Common Share for the twenty trading days immediately preceding the date of exercise.

                 The Exercise Price and number of Rights outstanding or, if after the Separation Time, the number and type of securities purchasable upon exercise of the Rights, shall be adjusted from time to time to prevent dilution if the Company (i) declares or pays a dividend on the Common Shares payable in Common Shares (or other capital stock), (ii) subdivides the outstanding Common Shares or (iii) combines the outstanding Common Shares into a smaller number of Common Shares. Further, the number and kind of units of Preferred Shares or other securities issuable upon the exercise of the Rights shall be adjusted if the Company (w) declares or pays a dividend on the Preferred Shares payable in voting stock of the Company, (x) subdivides the outstanding Preferred Shares,
(y) combines the outstanding Preferred Shares into a small number of shares or
(z) issues voting stock in a reclassification of the Preferred Shares.

                 Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the holder thereof, when, as and if declared by the Board of Directors of the Company to dividends equal to 100 times all dividends declared on the Common Shares since the first issuance of any Preferred Share or fraction of a Preferred Share. In the event of the liquidation of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share plus all accrued dividends and distributions. Following payment of such preference, the holders of Common Shares shall be entitled to a payment per share equal to one one-hundredth of the Preferred Share per share payment. Following payment of this amount to the holders of the Common Shares, holders of Preferred Shares and Common Shares will participate ratably in all additional liquidation payments such that holders of Preferred Shares will receive per share 100 times the amount paid on each Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. These rights are protected by customary antidilution provisions.

                 Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of each unit of a Preferred Share (i.e., a one one-hundredth interest in a Preferred Share) purchasable upon exercise of the Rights should approximate the value of one Common Share.

                 In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the survivor or the Common Shares are exchanged for cash, stock or assets or (ii) 50% or more of the Company's consolidated assets or earning power are sold, in either case, after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than the Acquiring Person, whose Rights will be void) will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price of each Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Exercise Price. Any Preferred Share outstanding as of the date of such business combination or other transaction described above shall entitle the holder thereof to 100 times the consideration each Common Share receives in connection therewith.

                 At any time after the Separation Time, and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights which have become void), in whole or in part, for Common Shares at an exchange ratio equal to the Exercise Price divided by the then market price of a Common Share.

                 No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                 At any time prior to the Separation Time, the Company may redeem the Rights, in whole but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                 The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights prior to the Separation Time. After the Separation Time, no such amendment may materially and adversely affect the interests of the holders of the Rights.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group becomes an Acquiring Person.

                 The Rights Agreement, specifying the terms of the Rights and including the form of the Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Shares as an exhibit thereto and the form of press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7.          Exhibits.

                 1.       Stockholder Protection Agreement, dated as of May 8, 1997, between Catalina Marketing
                          Corporation and ChaseMellon Shareholder Services, Inc., which includes the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series X Junior
                          Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the Summary of
                          Stockholder Protection Agreement as Exhibit B and the form of Right Certificate as Exhibit C.
                          Pursuant to the Stockholder Protection Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day after public announcement that a person or group has become an Acquiring Person or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in such person becoming an Acquiring Person.

                 2.       Form of press release dated May 8, 1997.

                                  SIGNATURE



                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 CATALINA MARKETING CORPORATION




                                                 By  /s/ Philip B. Livingston
                                                   -----------------------------
                                                   Philip B. Livingston,
                                                   Senior Vice President and
                                                   Chief Executive Officer



Dated:  May 8, 1997

                                EXHIBIT LIST



                                                                                            Page No.

    1.      Stockholder Protection Agreement, dated as of May 8, 1997, between Catalina
            Marketing Corporation and ChaseMellon Shareholder Services, L.L.C., which includes the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series X Junior Participating Preferred
            Stock, par value $0.01 per share, as Exhibit A, the Summary of Stockholder
            Protection Agreement as Exhibit B and the form of Right Certificate as
            Exhibit C.  Pursuant to the Stockholder Protection Agreement, printed Right
            Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day after public announcement that a person or group has become an Acquiring Person or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in such person becoming an Acquiring Person.

    2.      Form of press release dated May 8, 1997.


                                                                     Exhibit 1




                      STOCKHOLDER PROTECTION AGREEMENT



                                 DATED AS OF



                                 MAY 8, 1997



                                   BETWEEN



                       CATALINA MARKETING CORPORATION



                                     AND



                  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,



                               AS RIGHTS AGENT

                      STOCKHOLDER PROTECTION AGREEMENT

                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----


ARTICLE I -   CERTAIN DEFINITIONS
         1.1     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II -  THE RIGHTS
         2.1     Summary of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.2     Legend on Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3     Exercise Price; Exercise of Rights; Detachment of Rights . . . . . . . . . . . . . . . . . . . . . .   6
         2.4     Adjustments to Exercise Price; Number of Rights; Securities Purchasable  . . . . . . . . . . . . . .   9
         2.5     Date On Which Exercise Is Effective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6     Execution, Authentication, Delivery and Dating of Rights Certificates  . . . . . . . . . . . . . . .  11
         2.7     Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8     Mutilated, Destroyed, Lost and Stolen Rights Certificates  . . . . . . . . . . . . . . . . . . . . .  12
         2.9     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.10    Delivery and Cancellation of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.11    Agreements of Rights Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12    Consolidation, Merger or Sale or Transfer of Assets or Earning Power . . . . . . . . . . . . . . . .  14
         2.13    Certificate of Adjusted Exercise Price or Number of Shares . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE III - THE RIGHTS AGENT
         3.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . . . . . . . . . . . . .  16
         3.3     Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE IV -  MISCELLANEOUS
         4.1     Redemption, Termination and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.2     Provision in Event of Insufficient Shares of Series X Preferred Stock  . . . . . . . . . . . . . . .  21
         4.3     Issuance of New Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4     Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.5     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.6     Transactions After the Separation Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7     Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.8     Holder of Rights Not Deemed a Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.9     Notice of Proposed Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.10    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.11    Costs of Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.12    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.13    Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.14    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


         4.15    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.16    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.17    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24



                                   EXHIBITS


Exhibit A        Form of Certificate of Designation, Preferences and Rights of
                 Series X Junior Participating Preferred Stock

Exhibit B        Form of Summary of Stockholder Protection Plan

Exhibit C        Form of Rights Certificate (Together With Form of Election to
                 Purchase)



                       STOCKHOLDER PROTECTION AGREEMENT


         This Stockholder Protection Agreement (the "Agreement"), is entered into as of May 8, 1997, between CATALINA MARKETING CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

         WHEREAS, on April 22, 1997, the Board of Directors of the Company adopted a stockholder protection plan designed to provide protection to the Company's stockholders in the event any person should attempt to acquire a 15% or greater equity interest in the Company at a price, under circumstances or on terms that are not in the best interests of the Company and its stockholders;

         WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one contingent preferred stock purchase right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on May 12, 1997 (the "Record Time") and (b) authorized the issuance of one Right in respect of each share of Common Stock that shall become outstanding after the Record Time and prior to the Separation Time (as hereinafter defined);

         WHEREAS, each Right entitles the holder thereof, after the Separation Time, to purchase that number of Units (as hereinafter defined) of a share of the Company's Series X Preferred Stock (as hereinafter defined) which equals the quotient obtained by dividing the Exercise Price (as hereinafter defined) by fifty percent (50%) of the Market Price (as hereinafter defined) per share of Common Stock, pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:


ARTICLE I - CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person who has (i) acquired or obtained the right to acquire Beneficial Ownership of 15% or more of the outstanding shares of Common Stock or (ii) has commenced or announced an intention to commence a tender or exchange offer which would result in that Person obtaining Beneficial Ownership of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include the Company, any wholly-owned Subsidiary of the Company, any employee stock ownership or other employee benefit plan of the Company or of a Subsidiary of the Company (a "Plan"), any Person holding Common Stock for or pursuant to the terms of any such Plan or any Exempted Person. Notwithstanding the foregoing, any Person who acquires the Beneficial Ownership of 15% or more of the shares of Common Stock of the Company either (i) by reason of share purchases by the Company reducing the number of shares of Common Stock outstanding (provided such Person does not acquire additional shares of Common Stock other than by stock dividend), or
(ii) inadvertently, if such Person notifies the Board of Directors of such inadvertent purchase within five business days and within two business days after such notice divests itself of enough shares of Common Stock so as to no longer have the Beneficial Ownership of 15% of the outstanding Common Stock, will not be an Acquiring Person.

                 (b) "Affiliate", when used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

                 (c) "Associate" of a specified Person shall mean (i) any corporation, partnership or other organization of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or an Affiliate of the Company and (iv) any Person who is a director, officer, partner or trustee of such specified Person or of any corporation, partnership or other organization (other than the Company or any wholly owned Subsidiary of the Company) that is an Affiliate or Associate of such specified Person.

                 (d) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership", of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the Beneficial Owner pursuant to Rule 13d-3 or Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or pursuant to any comparable or successor laws or regulations or, if such Rules shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to Rule 13d-3 or Rule 13d-5 as in effect on the date of this Agreement), as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become a Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership", of, or to "Beneficially Own", any security (i) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report) or (ii) held for or pursuant to the terms of any Plan; and provided, however, that nothing in this paragraph 1.1(d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, to have Beneficial Ownership of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

                 (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Cities of New York and St. Petersburg, Florida are generally authorized or obligated by law or executive order to close.

                 (f) "Close of business" on any given day shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Stock (or, after the Separation Time, the offices of the Rights Agent) are closed to the public.

                 (g) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company, except that "common stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or equity securities or other equity interests having power to control or direct the management of such Person.

                 (h) "Exempted Person" shall mean any Institutional Investor and any Minority Investor. Notwithstanding the foregoing, if any Institutional Investor or Minority Investor acquires Beneficial Ownership of the outstanding Common Stock in excess of that percentage expressly approved in writing by the Board of Directors of the Company, either (i) by reason of share purchases by the Company reducing the number of shares of Common Stock outstanding (provided such Exempted Person does not acquire additional shares of Common Stock other than by stock dividend) or (ii) inadvertently, if such Exempted Person notifies the Board of Directors of such inadvertent purchase within five business days and within two business days after such notice divests itself of enough shares of Common Stock so as to no longer have the Beneficial Ownership of the outstanding Common Stock in excess of the specified percentage, then in either case such Institutional Investor or Minority Investor will not cease to be an Exempted Person.

                 (i) "Exercise Price" shall initially be $120, subject to adjustment from time to time as provided in Section 2.4 hereof.

                 (j) "Expiration Time" shall be the close of business on April 22, 2007.

                 (k) "Institutional Investor" shall mean any Person (together with such Institutional Investor's Affiliates and Associates) (i) who, with the express written approval of the Board of Directors of the Company, acquires aggregate Beneficial Ownership of between 15% and 24% of the outstanding Common Stock of the Company, provided, however, that the Institutional Investor acquires such Beneficial Ownership in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, and (ii) who is: (A) a broker or dealer registered under Section 15 of the Exchange Act; (B) a bank as defined in Section 3(a)(6) of the Exchange Act; (C) an insurance company as defined in
Section 3(a)(19) of the Exchange Act; (D) an investment company registered under Section 8 of the Investment Company Act of 1940; (E) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940;
(F) an employee benefit plan or pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or an endowment fund;
(G) a parent holding company for Persons described in clauses (A) through (F) above, provided the aggregate amount held directly by the parent, and directly and indirectly by its subsidiaries which are not Persons specified in clauses
(A) through (F) above, does not exceed one percent of the securities of the subject class; or (H) a group, provided that all the members are Persons specified in clauses (A) through (G) above.

                 (l) "Market Price" per share of Common Stock on any date of determination shall mean the average of the daily closing prices per share of Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the fifth Trading Day immediately preceding such determination date; provided, however, that if the first public announcement of an event described in Section 2.4 hereof occurs within such 20 Trading Day period, Market Price per share of Common Stock on such determination date shall mean the average of the daily closing prices per share of Common Stock on each Trading Day from and including the day after the date of such announcement through and including the fifth Trading Day immediately preceding such determination date. The closing price per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not then quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company; provided, however, that if on any such date the Common Stock is not listed or admitted for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of Common Stock. Market Price per share of Series X Preferred Stock on any date of determination shall be determined in the same manner set forth above for Common Stock, other than as provided in the proviso to the immediately preceding sentence. If the Market Price per share of Series X Preferred Stock cannot be determined in the manner provided above, or if the Series X Preferred Stock is not publicly held or listed or traded in a manner described above, the Market Price per share of Series X Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as subdivisions or combinations of stock, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Market Price per share of Common Stock. The Market Price of a Unit shall be equal to the Market Price of one share of Series X Preferred Stock divided by 100.

                 (m) "Minority Investor" shall mean any Person (together with such Minority Investor's Affiliates and Associates), other than an Institutional Investor, who, with the express, written approval of the Board of Directors of the Company, acquires aggregate Beneficial Ownership of between 15% and 24% of the outstanding Common Stock of the Company.

                 (n) "Person" shall mean any individual, firm, partnership, limited liability company, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as in effect on the date of this Agreement), corporation or other entity.

                 (o) "Series X Preferred Stock" shall mean the Series X Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights, powers, privileges and restrictions, qualifications and limitations set forth in the Certificate of Designation, Preferences and Rights of Series X Junior Participating Preferred Stock in the form attached as Exhibit A.

                 (p) "Separation Time" shall mean the close of business on the tenth Business Day after (i) a public announcement establishing that an Acquiring Person has become such or (ii) a resolution by the Board of Directors stating that the majority of the Board of Directors is aware that a Person has become an Acquiring Person, provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be extended to the Record Time.

                 (q) "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, or otherwise controlled by such Person.

                 (r) "Trading Day" shall mean a day on which the principal national securities exchange or over-the- counter market on which the Common Stock is then listed or admitted to trading is open for the transaction of business or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or over-the- counter market, a Business Day.

                 (s) A "Unit" of Series X Preferred Stock shall mean one one-hundredth of a share of Series X Preferred Stock.

                 (t) "Voting Stock" shall mean (i) a Unit of Series X Preferred Stock, (ii) a share of Common Stock and (iii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, liquidation, dissolution or winding up of the Company or sale of all or substantially all of the Company's assets.

ARTICLE II - THE RIGHTS

         2.1 SUMMARY OF RIGHTS. As soon as practicable after the date hereof, the Company will mail to each holder of record of Common Stock as of the Record Time, at such holder's address as shown on the records of the Company, a copy of a Summary of Stockholder Protection Agreement in substantially the form attached as Exhibit B.

         2.2 LEGEND ON STOCK CERTIFICATES. Certificates for the Common Stock issued after the Record Time but prior to the close of business on the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 Until the earlier of the Separation Time or the Expiration Time (as such terms are defined in the Stockholder Protection Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Protection Agreement, dated as of May 8, 1997 as amended, supplemented or otherwise modified from time to time (the "Stockholder Protection Agreement"), between CATALINA MARKETING CORPORATION (the "Company") and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Stockholder Protection Agreement, such Rights may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an "Affiliate" or "Associate" thereof, as such terms are defined in the Stockholder Protection Agreement, or a transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Stockholder Protection Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Notwithstanding the absence of the foregoing legend, certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of the Common Stock evidenced thereby.

         2.3     EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS.

                 (a) Subject to the terms and conditions of this Agreement, after the Separation Time, each Right will entitle the holder thereof to receive, upon the exercise thereof and payment of the Exercise Price, that number of Units of Series X Preferred Stock which equals the quotient obtained by dividing the Exercise Price by fifty percent (50%) of the Market Price per share of Common Stock at the Separation Time, which number and type of securities are subject to adjustment as provided in Section 2.12 hereof and in Section 2.4 hereof. The Company shall calculate the Exercise Price and provide the Rights Agent with notice of such Exercise Price immediately after the Separation Time.

                 (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (together, in the case of certificates issued prior to the Record Time, with the letter or other communication mailed to each holder of record of Common Stock pursuant to Section 2.1 hereof) and will be transferable and/or convertible only together with, and will be transferred by a transfer or a conversion of, such associated share (whether with or without such letter or other communication).

                 (c) After the Separation Time and prior to the Expiration Time, and subject to the provisions of clause (g) and the second paragraph of clause (h) of this Section 2.3, the Rights (i) may be exercised and (ii) will be transferable independently of the Common Stock. As soon as practicable following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Time (other than a holder known by the Rights Agent to be an Acquiring Person or an Affiliate or Associate thereof), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit C hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

                 (d) Subject to the provisions of clause (g) and the second paragraph of clause (h) of this Section 2.3, Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Purchase (an "Election to Purchase") and certificate substantially in the form attached to the Rights Certificate duly completed, accompanied by payment of the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Series X Preferred Stock or depositary receipts as referenced in Section 4.5 hereof (or both) in a name other than that of the holder of the Rights being exercised. Payment of the Exercise Price for the Units purchased upon the exercise of the Rights hereunder shall be made by delivery to the Company of (i) cash, (ii) certified check or money order payable to the order of the Company, (iii) Common Stock, (iv) Rights to purchase Units of the Company's Series X Preferred Stock or (v) in such other form as may be determined by the Board of Directors of the Company, in each case in an amount equal to the aggregate Exercise Price of such Rights. For the purposes of the preceding sentence, (x) Common Stock shall be valued at its Market Price and (y) Rights to purchase Units of the Company's Series X Preferred Stock shall be valued at an amount equal to the fair market value of the Units subject to the Rights (as determined by the Company's Board of Directors) less the Exercise Price.

                 (e) Upon receipt of a Rights Certificate, with an Election to Purchase and certificate duly executed accompanied by payment as set forth in Section 2.3(d) above, and subject to the provisions of clause (g) and the second paragraph of clause (h) of this Section 2.3, the Rights Agent will thereupon promptly (i)(A) requisition from the Company's transfer agent certificates for the number of shares of stock to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requisitions) and (B) if the Company elects pursuant to Section 4.5 hereof not to issue certificates representing fractional shares of stock, requisition from the depositary selected by the Company cash or depositary receipts, as the case may be, representing the fractional shares of stock to be purchased and (ii) after receipt of such certificates or depositary receipts, deliver such certificates or depositary receipts to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder.

                 (f) If the holder of any Rights shall exercise fewer than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns, subject to the provisions of Section 4.5 hereof.

                 (g) Anything in this Agreement or in the Rights Certificates to the contrary notwithstanding, Rights Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any transferee of any of the foregoing cannot validly be transferred or exercised and shall be for all purposes void.

                 (h) The Company covenants and agrees that it will (i) cause to be reserved and kept available until the Expiration Time out of its authorized and unissued shares of capital stock a number of shares of Series X Preferred Stock and/or Common Stock or other preferred stock or equity securities of the Company satisfactory for delivery pursuant to Section 4.2 hereof, sufficient to permit the exercise in full of all outstanding Rights;
(ii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (iii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (iv) use its best efforts to cause all shares issued upon exercise of Rights to be listed on a national securities exchange or traded in the over-the-counter market and quoted on NASDAQ upon issuance; and (v) pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

                 The Company may temporarily suspend, at any time, the exercisability of the Rights for such period of time as may be reasonably necessary to prepare and file such documents and to perform such acts as are required to ensure compliance with the Securities Act, the Exchange Act, the rules and regulations thereunder, the "blue sky" laws of the various states and any other applicable law, rule or regulation, as provided in clause (iii) above. The Company may also suspend such exercisability for such period of time as may be reasonably necessary to permit any registration statement or statements required by the Securities Act or the Exchange Act or any registration or qualification required by any other applicable law, rule or regulation, to be effective with respect to any securities to be issued upon exercise of Rights. Upon any suspension of exercisability, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law.

         2.4 ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS; SECURITIES PURCHASABLE.

                 (a) If the Company shall at any time after the Record Time and prior to the Expiration Time (i) declare or pay a dividend on Common Stock payable in Common Stock (or other capital stock), (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the Exercise Price and number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights are to be adjusted, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (or other capital stock) (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision or combination would hold immediately thereafter. If after the Record Time and prior to the Expiration Time the Company shall issue any shares of capital stock other than Common Stock in a transaction of a type described in the first sentence of this Section 2.4(a) or shall issue any Voting Stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), shares of such capital stock shall be treated herein as nearly equivalent to shares of Common Stock as may be practicable and appropriate under the circumstances and the Company and the Rights Agent agree to amend this Agreement to effect such treatment.

                 If the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph or in Section 2.4(b) hereof, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

                 (b)(i) If the Company shall at any time after the Record Time and prior to the Expiration Time (A) declare or pay any dividend on the Series X Preferred Stock payable in Voting Stock, (B) subdivide the outstanding Series X Preferred Stock, (C) combine the outstanding Series X Preferred Stock into a smaller number of shares of Series X Preferred Stock or (D) issue Voting Stock in a reclassification of the Series X Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and in each such event, the number and kind of Units of Series X Preferred Stock or other securities issuable upon the exercise of a Right on such date shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Units of Series X Preferred Stock or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs on or prior to the Separation Time that would require an adjustment under this Section 2.4(b)(i), the adjustment provided for in this Section 2.4(b)(i) shall be made prior to giving effect to
Section 2.3(a) or Section 2.12 hereof.

                 (ii) If the Company shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Series X Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of securities or assets (other than a distribution solely of Voting Stock for which an adjustment is required under
Section 2.4(b)(i) hereof or a regular quarterly cash dividend), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the difference of the Market Price per share of Series X Preferred Stock on such record date minus the fair market value of the portion of the securities or assets to be so distributed applicable to one share of Series X Preferred Stock, and the denominator of which shall be equal to such Market Price per share of Series X Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and if such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed. If the Company fixes a record date for the making of a distribution of both Voting Stock and other securities or assets (other than a regular quarterly cash dividend), such that the provisions of
Section 2.4(b)(i) and Section 2.4(b)(ii) hereof would otherwise be applicable, then the provisions of each such section shall be applicable to each such distribution, respectively, according to the terms of each such section. If an event occurs on or prior to the Separation Time that would require an adjustment under this Section 2.4(b)(ii), the adjustment provided for in this
Section 2.4(b)(ii) shall be made prior to giving effect to Section 2.3(a) or
Section 2.12 hereof.

                 (c) Each adjustment made pursuant to this Section 2.4 shall be made as of (i) the record date for the applicable issuance and distribution, in the case of an adjustment made pursuant to Section 2.4(b) above, and (ii) the payment or effective date for the applicable dividend, subdivision or combination, in the case of an adjustment made pursuant to
Section 2.4(a) above.

                 (d) Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with the transfer agent for the Series X Preferred Stock, and the transfer agent for the Common Stock a copy of such certificate and (ii) mail a brief summary thereof to each holder of Rights.

                 (e) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable that were expressed in the initial Rights Certificates issued hereunder.

         2.5 DATE ON WHICH EXERCISE IS EFFECTIVE. Each person in whose name any certificates for shares are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES.

                 (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

                 (b) Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

                 (c) Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

                 (d) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7     REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                 (a) The Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

                 (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.3(g) and 2.7(d) hereof, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

                 (c) Subject to the provisions of Section 2.3(g) hereof, all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

                 (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney-in-fact duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         2.8     MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES.

                 (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

                 (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

                 (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

                 (d) Subject to the provisions of Section 2.3(g) hereof, every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 PERSONS DEEMED OWNERS. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Right shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

         2.10 DELIVERY AND CANCELLATION OF CERTIFICATES. All Rights Certificates surrendered upon exercise or for redemption, registration or transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

         2.11 AGREEMENTS OF RIGHTS HOLDERS. Every holder of Rights by accepting such Rights consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                 (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

                 (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

                 (c) each Right Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any transferee of any of the foregoing cannot validly be transferred or exercised and shall for all purposes be void; to effectuate the foregoing, each Rights Certificate shall be transferable or exercisable only if the holder so transferring or exercising shall certify, for the benefit of all holders of Rights, that such holder is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person and that, to the best of such holder's knowledge, no Rights evidenced by such Rights

Certificates have ever been Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

                 (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                 (e) this Agreement may be supplemented or amended from time to time pursuant to Section 4.4 or the last sentence of the first paragraph of Section 2.4(a) hereof.

         2.12 CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. Subject to the terms and conditions of this Agreement, if after the Separation Time, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person and is not the continuing or surviving corporation, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at any time prior to the Expiration Time and payment of the then current Exercise Price, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of common stock of such Person or of that Affiliate or Associate of such Person which has the greatest aggregate market value, determined in the same manner as the Market Price per share of Common Stock is determined pursuant to Section 1.1(l) hereof, of outstanding shares of publicly traded common stock (other than common stock held by its Affiliates, officers, directors or employee benefit plans, or Associates of the foregoing) as shall be equal to the result obtained by dividing the then current Exercise Price by fifty percent (50%) of the Market Price per share of Common Stock on the date of consummation of such consolidation, merger, sale or transfer of a share of the common stock that the holder of a Right shall have the right to receive; (ii) the issuer of such common stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of common stock thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 2.12 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless such issuer shall have a sufficient number of authorized shares of its common stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 2.12 and unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 2.12 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in this Section 2.12, such issuer will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Time; and (ii) will deliver to holders of the Rights historical financial statements for such issuer and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act. The provisions of this Section
2.12 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         2.13 CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 2.4 and 2.12 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with the transfer agents for the Series X Preferred Stock and for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Separation Time, to each holder of a certificate representing shares of Common Stock) in accordance with Section 4.10 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. Any adjustment to be made pursuant to Sections 2.4 and 2.12 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.


ARTICLE III - THE RIGHTS AGENT

         3.1     GENERAL.

                 (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage.

                 (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Series X Preferred Stock, Rights Certificate, certificate for or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 3.3 hereof.

         3.2     MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                 (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

                 (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         3.3 DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President, and by the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

                 (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Series X Preferred Stock or the Rights Certificates (except its countersignature thereof) and will not be required to verify any of the foregoing, and all such statements and recitals are and will be deemed to have been made by the Company only.

                 (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for Series X Preferred Stock or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 2.3(g) hereof) or any adjustment required under the provisions of Section 2.4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series X Preferred Stock to be issued pursuant to this Agreement or any Rights or as to whether any shares of Series X Preferred Stock will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, a Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company or any other person designated in writing by such persons, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted by it in good faith in accordance with instructions of any such person. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than ten business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Series X Preferred Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         3.4 CHANGE OF RIGHTS AGENT. The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' prior notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of the Series X Preferred Stock and the Common Stock by registered or certified mail, and at the expense of the Company to the holders of the Rights in accordance with Section 4.10. The Company may remove the Rights Agent upon 30 days' prior notice in writing, mailed to the Rights Agent and to each transfer agent of the Series X Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 4.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or the State of Florida, New York or California, in good standing, having its principal office in the State of Florida or New York, that is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of such a corporation. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Series X Preferred Stock and the Common Stock and mail a notice thereof in writing to the holders of the Rights in accordance with Section 4.10. Failure to give any notice provided for in this Section 3.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


ARTICLE IV - MISCELLANEOUS

         4.1     REDEMPTION, TERMINATION AND EXCHANGE.

                 (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of the Separation Time or the Expiration Time redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Market Price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                 (c)(i) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 2.3(g) and the second paragraph of Section 2.3(h) hereof) for shares of Common Stock at an exchange ratio which equals the quotient obtained by dividing the Exercise Price by the Market Price per share of Common Stock per Right, appropriately adjusted pursuant to Section 2.4 hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

                   (ii) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (c)(i) of this Section 4.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 2.3(g) and the second paragraph of
Section 2.3(h) hereof) held by each holder of Rights.

                   (iii) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 4.1(c), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Series X Preferred Stock or fraction thereof having a current market price per share equal to the Market Price per share of one share of Common Stock as of the date of issuance of such shares of Series X Preferred Stock or fraction thereof.

                   (iv) The Company shall not be required to issue fractions of a share of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares, there shall be paid to the registered holders of the Rights with regard to which such fractional shares of Common Stock would otherwise be issuable, either (i) evidence of such fractional shares by depository receipts, in accordance with the terms of Section 4.5 hereof or (ii) an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock based upon the date of exchange pursuant to this Section 4.1(c), subject to the terms of Section 4.6 hereof.

         4.2 PROVISION IN EVENT OF INSUFFICIENT SHARES OF SERIES X PREFERRED STOCK. If there shall not be sufficient authorized but unissued shares or reserved shares of Series X Preferred Stock of the Company to permit the exercise in full of the Rights in accordance with the terms hereof, the Company, with respect to each Right being exercised and to the extent necessary, may make adequate provision to substitute for the delivery of Units or shares or fractions of shares of Series X Preferred Stock (i) cash, (ii) Common Stock, or other preferred stock or equity securities of the Company,
(iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, having an aggregate value equal to the Market Price of the Units of Series X Preferred Stock that would have been purchasable upon exercise of such Right in the absence of this Section 4.2, or may reduce the Exercise Price.

         4.3 ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

         4.4 SUPPLEMENTS AND AMENDMENTS. Prior to the Separation Time, the Company and the Rights Agent, upon receipt of the certificate described hereinbelow, shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights. From and after the Separation Time, the Company and Rights Agent, upon receipt of the certificate described hereinbelow, shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, other than the time period during which the Rights may be exercised, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this
Section 4.4, the Rights Agent shall execute such supplement or amendment.
Prior to the Separation Time, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         4.5 FRACTIONAL SHARES. If the Company elects not to issue certificates representing fractional shares of Series X Preferred Stock or other securities (pursuant to Section 4.2 hereof) upon exercise of Rights, the Company may, in lieu thereof, either (i) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of the depositary receipts shall have all of the rights, privileges and preferences to which they are entitled as Beneficial

Owners of such stock, or (ii) subject to Section 4.6 hereof, pay an amount in cash equal to the same fraction of the Market Price of a Unit of Series X Preferred Stock.

         4.6 TRANSACTIONS AFTER THE SEPARATION TIME. After the Separation Time and prior to the Expiration Time, the Company shall not engage in any transaction not in the ordinary course of business that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Agreement to the holders of Rights (other than Acquiring Persons or Affiliates or Associates thereof, or Persons who may become any of the foregoing). Without limiting the foregoing, after the Separation Time and prior to the Expiration Time, the Company shall not (i) sell or issue to an Acquiring Person or any Affiliate or Associate thereof, any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights, or (ii) sell or issue to an Acquiring Person or any Affiliate or Associate thereof, Series X Preferred Stock, Common Stock or shares of any other class of capital stock if such sale or issue is intended to or would materially adversely affect the value of the Rights.

         4.7 RIGHTS OF ACTION. Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights (other than Acquiring Persons or Affiliates or Associates thereof); and any holder of any Rights (other than Acquiring Persons or Affiliates or Associates thereof), without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         4.8 HOLDER OF RIGHTS NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Series X Preferred Stock or any other securities that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 4.9 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

         4.9 NOTICE OF PROPOSED ACTIONS. If the Company shall propose after the Separation Time and prior to the Expiration Time to effect a liquidation, a consolidation or merger with or a sale of all or substantially all of its assets to any other Person or a reclassification of the Series X Preferred Stock, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 4.10 hereof, a notice of such proposed action, which shall specify the date on which such action is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         4.10 NOTICES. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                  CATALINA MARKETING CORPORATION
                                  11300 9th Street North
                                  St. Petersburg, Florida  33716
                                  Attention:  Chief Executive Officer

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                  400 South Hope Street, 4th Floor
                                  Los Angeles, California  90071
                                  Attention:  Mary Ann McElroy

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         4.11 COSTS OF ENFORCEMENT. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         4.12 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         4.13 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         4.14 DESCRIPTIVE HEADINGS. Descriptive headings appear herein for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         4.15 GOVERNING LAW. This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such state without regard to the laws of such state as to choice or conflict of laws.

         4.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         4.17 SEVERABILITY. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such terms or provision to circumstances other than those as to which it is held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above set forth.


                                        CATALINA MARKETING CORPORATION


                                        By:
                                           -------------------------------------
                                           George W. Off
                                           President and Chief Executive Officer
Attest:


-------------------------------
Barry A. Brooks, Secretary


                                        CHASEMELLON SHAREHOLDER
                                        SERVICES, L.L.C.



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Attest:

-------------------------------
Title:
      -------------------------

                                        Signature page of the Stockholder
                                        Protection Agreement, dated as of
                                        _____________ ____, 1997, between
                                        CATALINA MARKETING CORPORATION and
                                        __________________, as Rights Agent

                                                                       EXHIBIT A


                            FORM OF CERTIFICATE OF
                    DESIGNATION, PREFERENCES AND RIGHTS OF
                SERIES X JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                        CATALINA MARKETING CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


         We, George W. Off, President and Chief Executive Officer, and Barry A. Brooks, Secretary of CATALINA MARKETING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on April 22, 1997, adopted the following resolution creating a series of 2,000,000 shares of Preferred Stock designated as Series X Junior Participating Preferred Stock:

                     RESOLVED, that a series of the Corporation's
            Preferred Stock consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share, be and hereby is, designated as "Series X Junior Participating Preferred Stock" (the "Series X Preferred Stock"), and that the Series X Preferred Stock shall have the designations, powers, preferences, rights and qualifications, limitations and restrictions substantially as set forth in the Certificate of Designation, Preferences and Rights of Series X Junior Participating Preferred Stock (the "Certificate") attached as Exhibit A.

         This Certificate states that the Board of Directors does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions thereof as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein).

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series X Junior Participating Preferred Stock" (the "Series X Preferred Stock") and the number of shares constituting such series shall be 2,000,000. Such number of shares of Series X Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series X Preferred Stock to a number less than the number of shares of Series X Preferred Stock then outstanding plus the number of shares of Series X

Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants exercisable for, or upon the conversion of any outstanding securities issued by the Corporation convertible into, Series X Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series X Preferred Stock with respect to dividends, the holders of shares of Series X Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 (the "Dividend Factor") times the aggregate per share amount of all cash dividends, and the Dividend Factor times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the first issuance of any share or fraction of a share of Series X Preferred Stock. In the event the Corporation shall at any time after April 22, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Dividend Factor in the immediately preceding sentence shall be adjusted by multiplying the Dividend Factor by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series X Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series X Preferred Stock from the date of declaration of dividends on the Common Stock (other than a dividend payable in shares of Common Stock). Accrued but unpaid dividends shall not bear interest.
Dividends paid on the shares of Series X Preferred Stock in an amount less than the total amount of such accrued dividends shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series X Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series X Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series X Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation for each matter with respect to which the holders of Common Stock are entitled to vote. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the number of votes per share to which holders of shares of Series X Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series X Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as otherwise provided herein or provided by law, the holders of shares of Series X Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

         (A) Whenever dividends or distributions payable on the Series X Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series X Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Preferred Stock, except dividends paid or distributions made ratably on the Series X Preferred Stock and all such stock ranking on a parity with respect to the particular dividend or distribution in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series X Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series X Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X

         Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series X Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Preferred Stock unless, prior thereto, the holders of shares of Series X Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series X Liquidation Preference"). Following the payment of the full amount of the Series X Liquidation Preference, no additional distributions shall be made to the holders of shares of Series X Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Stock Liquidation Amount") equal to the quotient obtained by dividing (i) the Series X Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series X Liquidation Preference and the Common Stock Liquidation Amount in respect of all outstanding shares of Series X Preferred Stock and Common Stock, respectively, holders of Series X Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series X Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series X Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series X Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, (iv) reclassify the Common Stock or (v) effect a recapitalization of the Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series X Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series X Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The shares of Series X Preferred Stock shall not be redeemable.

         SECTION 9. RANKING. The Series X Preferred Stock shall rank junior to all other series of the Corporation's preferred stock, if any, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing in this Certificate shall limit the power of the Board of Directors to create a new series of preferred stock ranking senior to the Series X Preferred Stock in any respect.

         SECTION 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series X Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series X Preferred Stock, voting separately as a class.

         SECTION 11. FRACTIONAL SHARES. Series X Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series X Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this _____ day of May, 1997.



                                               ---------------------------------
                                               George W. Off, President

Attest:

------------------------------------
Barry A. Brooks, Secretary

                                                                       EXHIBIT B

                 SUMMARY OF STOCKHOLDER PROTECTION AGREEMENT


         On April 22, 1997, the Board of Directors of CATALINA MARKETING CORPORATION (the "Company") declared a dividend distribution of one right (a "Right") to purchase a certain number of units (determined by a formula described herein) for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company at a price of $120, subject to adjustment (the "Exercise Price"). Each unit is equal to one one-hundredth of a share of a newly authorized Series X Junior Participating Preferred Stock, par value $.01 per share ("Series X Preferred Shares") of the Company. The distribution will be payable on May 12, 1997 (the "Record Date") to the stockholders of record on that date. The description and terms of the Rights are set forth in the Stockholder Protection Agreement (the "Agreement") between the Company and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as rights agent (the "Rights Agent").

         The following is a general description only and is subject to the detailed terms and conditions of the Agreement.

         -       Common Share Certificates Evidencing Rights

                 Until the Separation Time (as defined below), the Rights are not exercisable. Certificates for the Rights will not be sent to stockholders; the Rights are deemed to attach to and trade together with the Common Shares. Common Shares issued after the Record Date and prior to the Separation Time will be issued with accompanying Rights. Accordingly, the Common Share certificates outstanding on the Record Date will represent the Rights related thereto, and Common Share certificates issued after the Record Date (upon the transfer of shares or the issuance of new shares) will also contain a notation incorporating the Agreement by reference.

         -       Separation Time

                 Subject to certain exceptions described in the Agreement, unless earlier redeemed by the Company, the Rights will separate from the Common Shares, separate certificates evidencing the Rights (the "Rights Certificates") will be issued and the Rights will become exercisable 10 business days (the "Separation Time") following the date on which a person (including its affiliates and associates) (i) acquires, (ii) obtains the right to acquire or (iii) announces or commences a tender or exchange offer to acquire Beneficial Ownership of 15% or more of the outstanding

                 Common Shares (such person thereby becoming an "Acquiring Person").(1)

         -       Issuance of Rights Certificates; Expiration of Rights

                 As soon as practicable following the Separation Time, the Rights Certificates will be mailed to holders of record of the Common Shares as of the Separation Time and such separate Rights Certificates alone will evidence the Rights from and after the Separation Time. The Rights will expire on the tenth anniversary of the adoption of the Agreement (the "Expiration Date").

         -       Exercise of the Rights

                 Following the Separation Time, holders of the Rights (the "Rights Holders") (other than Rights beneficially owned by the Acquiring Person or its affiliates or associates, which will thereafter be void) will be entitled to receive upon exercise and payment of the Exercise Price that number of units of Series X Preferred Shares which equals the result obtained by dividing the Exercise Price by 50% of the average market price per Common Share over the 20 trading days immediately preceding the date of such exercise (the "Market Price") (as defined in the Agreement). Assuming for purposes of illustration an unadjusted Exercise Price of $20 per Right and a Common Share Market Price of $5, a payment by a Rights Holder of $20 would entitle him to 8 units or .08 Series X Preferred Shares. The Rights Holder would receive 8 Series X Preferred Shares for each 100 Common Shares held by him. The rights, preferences, privileges and restrictions with respect to the Series X Preferred Shares are set forth in a Certificate of Designation, Rights and Preferences filed with the office of the Delaware Secretary of State.

         -       Right to Buy Acquiring Company Shares at Half Price

                 If, after the Separation Time, unless the Rights are earlier redeemed or amended, (i) the Company were to be acquired in a merger or other business combination transaction in which the Company was not the surviving corporation or in which the Company's outstanding Common Shares were changed or exchanged for cash, stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power were to be sold (other than in transactions in the ordinary course of business), then proper provision would be made so that each Rights Holder who has not theretofore exercised his Rights (other than Rights beneficially owned by the Acquiring Person or its affiliates or associates, which will thereafter be void) will thereafter have the right to

--------------------

(1) Pursuant to the terms of the Agreement, certain types of institutional investors, as well as designated minority investors, will not become an Acquiring Person unless it (i) acquires, (ii) obtains the right to acquire or
(iii) announces or commences a tender or exchange offer to acquire Beneficial Ownership of in excess of 24% of the outstanding Common Shares.

                 receive, upon exercise, a number of shares of common stock of the acquiring company having a value equal to two times the Exercise Price.

                 Each Series X Preferred Share for which Rights had been exercised prior to a business combination or other transaction of the type referred to in clause (i) in the immediately preceding paragraph would be entitled to receive upon consummation thereof 100 times the consideration (cash, securities or other property, or a combination thereof) that one Common Share would receive. Assuming again the illustrative facts set forth under Exercise of the Rights above, and assuming also that each Common Share was exchanged for $5 in cash and a debenture having a face amount of $2, the holder of 100 Common Shares and 8 Series X Preferred Shares would be entitled to receive $4,500 in cash and $1,800 face amount of debentures. Without the Series X Preferred Shares, such holder would have been entitled to receive $500 in cash and $200 face amount of debentures.

         -       Redemption

                 Any time on or prior to the earlier of (i) the Separation Time or (ii) the Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the Rights Holders will be to receive the Redemption Price.

         -       Amendment of Agreement

                 The provisions of the Agreement may be supplemented or amended by the Board of Directors, without approval of Rights Holders, in any manner prior to the Separation Time. Any amendment adopted by the Board of Directors after the Separation Time may not materially and adversely affect the interests of the holders of the Rights Certificates.

         -       Exchange for Common Shares

                 At any time following the Separation Time but before the Expiration Date, the Company may, at its option, exchange all or any portion of the Rights (except those Rights which are void) for Common Shares at an exchange ratio which equals the Exchange Price divided by the Market Price per Common Share per Right. The Company, however, may not effect such an exchange if an Acquiring Person becomes the owner of 50% or more of the then outstanding Common Shares.

         -       Adjustments to Prevent Dilution

                 Each of the Exercise Price payable, the number of Rights issued per Common Share and the number of Series X Preferred Shares or other securities or property issuable upon exercise of the Rights is subject to adjustment from time to time to prevent dilution, as set forth in the Agreement.

         -       Fractional Shares

                 The Company may elect not to issue fractional Series X Preferred Shares, Common Shares or other securities of the Company upon exercise or exchange of the Rights and in lieu thereof may evidence such fractional shares by depositary receipts or may make an adjustment in cash based on the value of the Series X Preferred Shares, Common Shares or other securities of the Company. The holders of any such depositary receipts will have all the rights, preferences and privileges to which they are entitled as holders of Series X Preferred Shares.

         -       No Stock Rights Prior to Exercise

                 Until a Right is exercised, the Rights Holder, as such, will have no rights as a shareholder of the Company (other than rights resulting from such Rights Holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

         -       Federal Securities Law Registration

                 The sale of Series X Preferred Shares pursuant to the Rights will be subject to the effectiveness of a registration statement under the Securities Act of 1933 and a Registration Statement on Form 8-A under the Securities Exchange Act of 1934. A copy of the Agreement will be filed with the Securities and Exchange Commission as an exhibit to such registration statements and as an exhibit to the Company's Current Report on Form 8-K relating to the Agreement. Rights Holders will be able to obtain a copy of the Agreement free of charge from the Company.

                                                                       EXHIBIT C


                          FORM OF RIGHTS CERTIFICATE


CERTIFICATE NO. R-                                                        RIGHTS
                                                                  --------

                              RIGHTS CERTIFICATE

                        CATALINA MARKETING CORPORATION


NOT EXERCISABLE AFTER APRIL 22, 2007 OR EARLIER IF REDEEMED BY THE COMPANY.
THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDER PROTECTION AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE STOCKHOLDER PROTECTION AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IF THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDER PROTECTION AGREEMENT), THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID AS SPECIFIED IN SECTION 2.3(g) OF SUCH AGREEMENT.

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholder Protection Agreement, dated as of May 8, 1997 (the "Stockholder Protection Agreement"), between CATALINA MARKETING CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Separation Time, as such term is defined in the Stockholder Protection Agreement, and prior to the close of business on April 22, 2007, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, at a purchase price of $120 per share (the "Exercise Price"), that number of one one-hundredths of a share (each one one-hundredth of a share being referred to hereinafter as a "Unit") of the Company's Series X Junior Participating Preferred Stock, par value of $.01 per share (the "Series X Preferred Stock"), which equals the quotient obtained by dividing the Exercise Price by 50% of the Market Price (as defined in the Stockholder Protection Agreement) per share of the Company's Common Stock, $.01 par value per share (the "Common Stock"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If, after the Separation Time, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company's outstanding Common Stock is changed or exchanged for stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power is sold, then proper provision must be made so that each holder of a Right which has not theretofore been exercised (except as otherwise provided in the Stockholder Protection Agreement) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Exercise Price. The Exercise Price shall be paid, at the election of the holder, in cash, by certified check or money order payable to the order of the Company, Common Stock, Rights to purchase Units of the Company's Series X Preferred Stock, or, in the sole discretion of the Board of Directors of the Company, in such other form as may be determined by the Board of Directors of the Company, in each case in an amount equal to the aggregate Exercise Price of such Rights. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of April 22, 1997.

         At the Separation Time (as such term is defined in the Stockholder Protection Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Stockholder Protection Agreement) or (ii) a transferee of any such Acquiring Person, Associate or Affiliate, such Rights cannot validly be transferred or exercised and are for all purposes void.

         As provided in the Stockholder Protection Agreement, the Exercise Price is subject to adjustment upon the occurrence of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Stockholder Protection Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Stockholder Protection Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Stockholder Protection Agreement. Copies of the Stockholder Protection Agreement are on file at the office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series X Preferred Stock (or such other securities) as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Stockholder Protection Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the Separation Time or the Expiration Time.

         If the Company does not have a sufficient number of shares of Series X Preferred Stock to permit the exercise in full of the Rights, the Company may issue, in lieu of Units of Series X Preferred Stock, cash, Common Stock or other preferred stock or equity securities, debt securities, other assets, or any combination of the foregoing, or may reduce the Exercise Price.

         The Company is not obligated to issue fractional shares of Series X Preferred Stock (or such other securities of the Company) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof may issue depository receipts, as provided in the Stockholder Protection Agreement.

         No holder, as such, of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series X Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Stockholder Protection Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Stockholder Protection Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Stockholder Protection Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of         ,     .
            ----- --  ----

ATTEST:                                    CATALINA MARKETING CORPORATION


                                           By:
-----------------------------                 ----------------------------------
Secretary                                     Name:   George W. Off
                                              Title:  President and Chief
                                                      Executive Officer

Countersigned:


CHASEMELLON SHAREHOLDER
SERVICES, L.L.C.


By:
   --------------------------
      Authorized Officer

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT


               (To be executed by the registered holder if such
             holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED,__________________________________________________________
hereby sells, assigns and transfers unto ____________________________________
_____________________________________________________________________________
                (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________

Attorney-in-Fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:
      ----------------------                   --------------------------------
                                               Signature


Signature Guaranteed:

                                 CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Stockholder Protection Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      ---------------------------                 ------------------------------
                                                  Signature


Signature Guaranteed:


-----    -----   -----    -----   -----    -----   -----    -----

                                    NOTICE

         The signature to the foregoing assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)


To:  CATALINA MARKETING CORPORATION

         The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares of Series X Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number
                                                         -----------------------

--------------------------------------------------------------------------------
                       (Please print name and address)

--------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number
                                                         -----------------------

--------------------------------------------------------------------------------
                       (Please print name and address)

--------------------------------------------------------------------------------



Dated:
      ----------------------------                ------------------------------
                                                  Signature

Signature Guaranteed:

                                 CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Stockholder Protection Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      ---------------------------                 ------------------------------
                                                  Signature


Signature Guaranteed:



-----    -----   -----    -----   -----    -----   -----    -----

                                    NOTICE


             The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alternation or enlargement or any change whatsoever.

                                                                       Exhibit 2


                                                                   PRESS RELEASE
                                                                   -------------
                                                               IMMEDIATE RELEASE


               CATALINA MARKETING CORPORATION ADOPTS STOCKHOLDER
                                PROTECTION PLAN

                 St. Petersburg, Florida: May 8, 1997 - Catalina Marketing Corporation (NYSE:POS) announced today that it has adopted a Stockholder Protection Plan, sometimes known as a "poison pill." To implement the plan, the Company has declared a dividend of one Preferred Share Purchase Right on each outstanding share of the Company's common stock.

                 In commenting on the Stockholder Protection Plan and the Preferred Share Purchase Rights, George W. Off, President and Chief Executive Officer of Catalina Marketing Corporation, noted: "The plan is designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, squeezeouts, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders the same control premium. The plan will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover."

                 The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces or commences a tender offer for 15% or more of the common stock, except that the acquisition of more than 15% but not more than 24% of the Company's common stock with the express written approval of the Board of Directors of the Company will not result in the Rights becoming exercisable. Once the Rights become exercisable, each Right will entitle stockholders (other than the person or group acquiring 15% or more of the Company's common stock) to buy shares, or fractions of shares, of a new series of junior participating preferred stock of the Company at an exercise price of $120; which preferred shares will have a market value of twice that price.

                 In addition, if the Company is acquired in a merger or other business combination transaction after a person has acquired 15% or more of the Company's common stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price.

                 Following the acquisition by a person or group of beneficial ownership of 15% or more of the Company's common stock and prior to an acquisition of 50% or more of the common stock by such person or group, the Board of Directors may exchange the Rights (other than the Rights owned by such person or group), in whole or in part, for shares of common stock of the Company at an exchange ratio equal to the then-current exercise price of the Rights divided by the then market price of the common stock.

                 Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the common stock, the Rights are redeemable for one cent per Right at the option of the Board of Directors.

                 The Board of Directors is also authorized to amend the terms of the Rights, prior to the acquisition by a person or group of beneficial ownership of 15% or more of the common stock and without the approval of the holders of Rights, in any manner, including to reduce the 15% threshold.

                 The dividend distribution will be payable to stockholders of record on May 12, 1997 and distributed immediately following listing of the Rights with the New York Stock Exchange. The Rights will expire ten years from the date of distribution. The Rights distribution is not taxable to stockholders.

                 Based in St. Petersburg, Florida, Catalina Marketing Corporation provides in-store electronic marketing programs for more than 150 consumer goods companies. The Catalina Marketing(R) Network reaches more than 144 million shoppers each week in more than 10,700 supermarkets across the United States. The Company consists of four distinct business units: Catalina Marketing Services, which markets the company's core electronic marketing programs; Catalina Marketing International, which markets Network programs abroad; Health Resource Publishing Company, which delivers incentives through customized newsletters in the pharmacy; and SuperMarkets Online, Inc., which operates a cooperative web site in partnership with major retailers and manufacturers.



                                     -2-